==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                              ---------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                              ---------------
                      TRICON GLOBAL RESTAURANTS, INC.
          (Exact name of registrant as specified in its charter)

           North Carolina                              13-3951308
    (State or other jurisdiction                    (I.R.S. Employer
 of incorporation or organization)                Identification No.)

                            1441 Gardiner Lane
                        Louisville, Kentucky  40213
       (Address of Principal Executive Offices, including Zip Code)
                              ---------------
             TRICON RESTAURANTS PUERTO RICO, INC. SAVE-UP PLAN
                          (Full title of the plan)
                              ---------------

                        Christian L. Campbell, Esq.
           Senior Vice President, General Counsel and Secretary
                      Tricon Global Restaurants, Inc.
                            1441 Gardiner Lane
                        Louisville, Kentucky 40213
                  (Name and address of agent for service)
                              ---------------
                              (502) 874-8300
       (Telephone number, including area code, of agent for service)
                              ---------------

                      CALCULATION OF REGISTRATION FEE
==========================================================================
                                     Proposed       Proposed
                                     maximum        maximum
      Title of          Amount       offering      aggregate     Amount of
   securities to        to be         price         offering    registration
   be registered      registered   per share(1)     price(1)        fee
---------------------------------------------------------------------------
Common Stock, no par    30,000
value ...............   shares       $37.1875      $1,115,625       $310

Preferred Stock Purchase
Rights (2) ..........    None          None           None          None
===========================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange Composite Tape on August 11, 1999.
(2) Any value attributable to the Preferred Stock Purchase Rights is reflected in the value of the Common Stock. Because no separate consideration is paid for the Preferred Stock Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock.
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

==========================================================================

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Tricon Global Restaurants, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference and made a part hereof:

     1. The Registrant's annual report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment
Number 1 thereto on Form 10-K/A filed on March 24, 1999.

     2. The Registrant's quarterly reports on Form 10-Q for the quarters ended March 20 and June 12, 1999.

     3. The Registrant's current reports on Form 8-K filed on February 25, April 28 and July 23, 1999.

     4. The Registrant's registration statement on Form 10 filed on July 2, 1997, as amended on July 28, August 20, August
21, and August 27, 1997.

     5. The Registrant's registration statement on Form 8-A filed on July 31, 1998.

     All documents filed by the Registrant and the Tricon Restaurants Puerto Rico, Inc. Save-Up Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

                              II-1
ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Christian L. Campbell, Senior Vice President, General Counsel and Secretary of the Registrant, has rendered an opinion stating that the shares of Tricon Common Stock registered hereunder, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable. Mr. Campbell beneficially owns 3,320 shares of Tricon Common Stock and options to purchase an additional 153,227 shares of Tricon Common Stock, and has the right to receive 18,249 shares of Tricon Common Stock under the Executive Income Deferral Plan.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the North Carolina
Business Corporation Act ("NCBCA") provide as follows:

     Section 55-8-50.  POLICY STATEMENT AND DEFINITIONS.

          (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

          (b)  Definition of this Part:

                    (1)  "Corporation" includes any domestic or
               foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                    (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A Director is considered to be serving any employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involves services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                    (3)  "Expenses" means expenses of every kind
               in defending a proceeding, including counsel fees.

                    (4)  "Liability" means the obligation to pay
               a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

                   (4a)  "Officer," "employee," or "agent"
               includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                    (5)  "Official capacity" means:  (i) when
               used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                    (6)  "Party" includes an individual who was,
               is, or is threatened to be made a named defendant or respondent in a proceeding.

                    (7)  "Proceeding" means any threatened,
               pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     Section 55-8-51.  AUTHORITY TO INDEMNIFY.

          (a)  Except as provided in subsection (d), a
          corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                    (1)  He conducted himself in good faith; and

                    (2)  He reasonably believed (i) in the case
               of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

               (ii) in all other cases, that his conduct was at least not opposed to its best interest; and

                    (3)  In the case of any criminal proceeding,
               he had no reasonable cause to believe his conduct was unlawful.

          (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfied the requirement of subsection (a)(2)(ii).

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

          (d) A corporation may not indemnity a director under this section:

                    (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                    (2)  In connection with any other proceeding
               charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

          (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

          (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

     Section 55-8-52.  MANDATORY INDEMNIFICATION.

     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     Section 55-8-53.  ADVANCE FOR EXPENSES.

     Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

     Section 55-8-54.  COURT-ORDERED INDEMNIFICATION.

     Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                    (1)  The director is entitled to mandatory
               indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification; or

                    (2)  The director is fairly and reasonably
               entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

     Section 55-8-55.  DETERMINATION AND AUTHORIZATION OF
INDEMNIFICATION.

          (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

          (b)  The determination shall be made:

                    (1)  By the board of directors by majority
               vote of a quorum consisting of directors not at the time parties to the proceeding;

                    (2)  If a quorum cannot be obtained under
               subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                    (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or
               (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selected directors who are parties may participate); or

                    (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

          (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

     Section 55-8-56.  INDEMNIFICATION OF OFFICERS, EMPLOYEES,
AND AGENTS.

     Unless a corporation's articles of incorporation provide otherwise:

                    (1)  An officer of the corporation is
               entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                    (2)  The corporation may indemnify and
               advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                    (3)  A corporation may also indemnify and
               advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     Section 55-8-57.  ADDITIONAL INDEMNIFICATION AND INSURANCE.

          (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55, and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provisions in any articles of incorporation, bylaw, contract or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

          (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

          (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

     Section 55-8-58.  APPLICATION OF PART.

          (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

          (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

          (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

     Article Sixth of the Registrant's Restated Articles of Incorporation (the "Charter") provides that the Registrant shall, to the fullest extent permitted by law, indemnify its directors and officers against all liabilities and expenses (including attorney's fees) in any suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Registrant, including all appeals therefrom, arising out of their status as such or their activities in any of the foregoing capacities, unless the activities of the person to be indemnified were at the time taken known or believed by such director or officer to be clearly in conflict with the best interests of the Registrant. The Charter also provides that the Registrant shall indemnify any person who, at the request of the Registrant, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under any employee benefit plan. Indemnification provided under the Charter shall in each case include advances of a director's or officer's expenses prior to final disposition of such proceeding upon receipt of an undertaking to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified. The foregoing rights of indemnification under the Charter are not exclusive of any other rights to which those seeking indemnification may be entitled and shall not be limited by the provisions of Sections 55-8-50 through 55-8-58 of the NCBCA or any successor statute.

     Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

     The Registrant has entered into indemnity agreements with each of its directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Registrant. The Registrant may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following exhibits are filed as part of this registration statement:

Exhibit
Number         Description of Exhibits
------         -----------------------

4.1      --  Restated Articles of Incorporation of
                  the Registrant (incorporated herein by
                  reference to Exhibit 3.1 filed with the
                  Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of
                  1934)

4.2      --  Bylaws of the Registrant (incorporated
                  herein by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of 1934)

4.3      --  Rights Agreement, dated as of July 21,
                  1998, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.01 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 13, 1998)

5.1      --  Opinion and consent of Christian L.
                  Campbell, Senior Vice President, General
                  Counsel and Secretary of the Registrant

23.1     --  Consent of Christian L. Campbell, Senior
                  Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1)

23.2     --  Consent of KPMG LLP

24.1     --  Powers of attorney

     The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended (the
     "Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs
(a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              II-12

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 12th day of August, 1999.

                              TRICON GLOBAL RESTAURANTS, INC.


                              By: /s/ Christian L. Campbell
                                 --------------------------------
                                   Christian L. Campbell
                                   Senior Vice President,
                                   General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                  Title                Date
     ---------                  -----                ----

                       *
/s/ Andrall E. Pearson
-------------------------  Chairman of the Board    August 12, 1999
Andrall E. Pearson           and Chief Executive
                             Officer (Principal
                             Executive Officer)

                       *
/s/ David C. Novak
-------------------------  Vice Chairman of the     August 12, 1999
David C. Novak               Board and President


                       *
/s/ Sandra S. Wijnberg
-------------------------  Senior Vice President    August 12, 1999
Sandra S. Wijnberg           and Treasurer (Principal
                             (Financial Officer)

                       *
/s/ Robert L. Carleton
-------------------------  Senior Vice President    August 12, 1999
Robert L. Carleton           and Controller (Principal
                             Accounting Officer)


                       *
/s/ D. Ronald Daniel
-------------------------  Director                 August 12, 1999
D. Ronald Daniel

                                 II-13


     Signature                  Title                 Date
     ---------                  -----                 ----

                         *
/s/ James Dimon
-------------------------  Director                 August 12, 1999
James Dimon

                         *
/s/ Massimo Ferragamo
-------------------------  Director                 August 12, 1999
Massimo Ferragamo

                         *
/s/ Robert Holland, Jr.
-------------------------  Director                 August 12, 1999
Robert Holland, Jr.

                         *
/s/ Sidney Kohl
-------------------------  Director                 August 12, 1999
Sidney Kohl

                         *
/s/ Kenneth G. Langone
-------------------------  Director                 August 12, 1999
Kenneth G. Langone

                         *
/s/ Jackie Trujillo
-------------------------  Director                 August 12, 1999
Jackie Trujillo

                         *
/s/ Robert J. Ulrich
-------------------------  Director                 August 12, 1999
Robert J. Ulrich

                         *
/s/ Jeanette S. Wagner
-------------------------  Director                 August 12, 1999
Jeanette S. Wagner

                         *
/s/ John L. Weinberg
-------------------------  Director                 August 12, 1999
John L. Weinberg



*By: /s/ John P. Daly
    ---------------------
     John P. Daly
     Attorney-in-Fact


                                 II-14

     Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 12th day of August, 1999.


                                   TRICON RESTAURANTS PUERTO
                              RICO, INC. SAVE-UP PLAN

                              By: Tricon Global Restaurants, Inc.
                                  Employee Benefits Committee


                              By:  /s/ Mike Theilmann
                                 --------------------------------
                                   Mike Theilmann


                              II-15


                        INDEX TO EXHIBITS

Exhibit
Number         Description of Exhibits
-------        -----------------------

4.1       -- Restated Articles of Incorporation of
                  the Registrant (incorporated herein by
                  reference to Exhibit 3.1 filed with the
                  Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of
                  1934)

4.2       -- Bylaws of the Registrant (incorporated
                  herein by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, as amended by Amendment Number 1 thereto on Form 10-K/A filed on March 24, 1999 (File No. 1-13163), filed under the Securities Exchange Act of 1934)

4.3       -- Rights Agreement, dated as of July 21,
                  1998, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.01 filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 13, 1998)

5.1       -- Opinion and consent of Christian L.
                  Campbell, Senior Vice President, General
                  Counsel and Secretary of the Registrant

23.1      -- Consent of Christian L. Campbell, Senior
                  Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1)

23.2      -- Consent of KPMG LLP

24.1      -- Powers of attorney


                              II-16


                                                      EXHIBIT 5.1


Tricon Global Restaurants, Inc.
1900 Colonel Sanders Lane
Louisville, Kentucky  40232-4550


                                                  August 12, 1999

Ladies and Gentlemen:

     As Senior Vice President, General Counsel and Secretary of Tricon Global Restaurants, Inc. ("Tricon"), I have acted as counsel to Tricon in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed today with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 30,000 shares of Tricon Common Stock pursuant to the Tricon Restaurants Puerto Rico, Inc. Save-Up Plan (the "Plan").

     In connection with the opinion set forth below, I have examined such records and documents and have made such investigations of law and fact as I have deemed necessary.

     Based upon the foregoing, it is my opinion that the shares being registered pursuant to the Registration Statement to which this opinion is an exhibit, when issued and sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              /s/ Christian L. Campbell
                              -----------------------------------
                              Christian L. Campbell
                              Senior Vice President, General
                              Counsel and Secretary
                                                     EXHIBIT 23.2


                 CONSENT OF INDEPENDENT AUDITORS
                 -------------------------------


The Board of Directors
Tricon Global Restaurants, Inc.:

We consent to the use of our audit reports incorporated herein by reference and to the reference to our firm in the Registration
Statement on Form S-8 pertaining to the Tricon Restaurants Puerto
Rico, Inc. Save-Up Plan.


                                   KPMG LLP

Louisville, Kentucky
August 12, 1999
                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, on this 2nd day of February, 1999, the undersigned directors and officers of Tricon Global Restaurants, Inc. (the "Company") each constitutes and appoints Christian L. Campbell and John P. Daly, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of the Company relating to the Company's issuance and sale from time to time of up to 30,000 shares of its Common Stock, no par value per share, pursuant to the Tricon Restaurants Puerto Rico, Inc. Save-Up Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.



                              /s/ Andrall E. Pearson
                              -----------------------------------
                              Andrall E. Pearson
                              Chairman of the Board and
                               Chief Executive Officer
                               (Principal Executive Officer)


                              /s/ David C. Novak
                              -----------------------------------
                              David C. Novak
                              Vice Chairman of the Board
                               and President


                              /s/ Sandra S. Wijnberg
                              -----------------------------------
                              Sandra S. Wijnberg
                              Senior Vice President and
                               Treasurer(Principal Financial
                               Officer)


                              /s/ Robert L. Carleton
                              -----------------------------------
                              Robert L. Carleton
                              Senior Vice President and
                               Controller (Principal
                               Accounting Officer)


                              /s/ D. Ronald Daniel
                              -----------------------------------
                              D. Ronald Daniel


                              /s/ James Dimon
                              -----------------------------------
                              James Dimon


                              /s/ Massimo Ferragamo
                              -----------------------------------
                              Massimo Ferragamo


                              /s/ Robert Holland, Jr.
                              -----------------------------------
                              Robert Holland, Jr.


                              /s/ Sidney Kohl
                              -----------------------------------
                              Sidney Kohl


                              /s/ Kenneth G. Langone
                              -----------------------------------
                              Kenneth G. Langone


                              /s/ Jackie Trujillo
                              -----------------------------------
                              Jackie Trujillo


                              /s/ Robert J. Ulrich
                              -----------------------------------
                              Robert J. Ulrich


                              /s/ Jeanette S. Wagner
                              -----------------------------------
                              Jeanette S. Wagner


                              /s/ John L. Weinberg
                              -----------------------------------
                              John L. Weinberg